Exhibit 99.2
V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports Third Quarter 2022 Results
Jersey City, New Jersey –  (November 2, 2022)  – Veris Residential, Inc. (NYSE: VRE) (the “Company”) today reported results for the third quarter 2022.
THIRD QUARTER 2022 HIGHLIGHTS
–Net income (loss) of $(1.10) per share
–Core Funds from Operations (“Core FFO”) per share of $0.15
–The 6,931-unit operating multifamily portfolio and Same Store 5,825-unit operating multifamily portfolio were 95.8% and 95.7% occupied, respectively, as of September 30, 2022
–Same Store Net Operating Income ("NOI") for the operating multifamily portfolio increased year-over-year by 20.8%, reflecting burn-off of existing concessions, increased revenue and reduction in controllable expenses
–Achieved multifamily Blended Net Rental Growth Rate of 20%
–Entered into an agreement to sell Harborside 1, 2, and 3 for an aggregate price of $420 million on September 21, 2022, which is expected to release approximately $350 million of net proceeds
–Completed the sale of 101 Hudson Street for $346 million on October 7, 2022, releasing approximately $90 million of net proceeds used to pay down the revolving credit facility
–90% of the Company’s total debt portfolio (consolidated and unconsolidated) is hedged or fixed at a weighted average interest rate of 4.1%. The debt portfolio has a weighted average maturity of 4.4 years
–Haus25, a 750-unit property located in Jersey City, NJ, was 83% leased and 76% occupied as of October 30, 2022, resulting in increased NOI contribution during the quarter
–Earned 5 Star ESG rating from GRESB, the highest rating offered for distinguished ESG leadership and performance

Mahbod Nia, Chief Executive Officer, commented: “We are pleased to announce another strong quarter of operational performance in our multifamily portfolio as we continued to advance our strategic transformation to a pure-play multifamily REIT, despite challenging market conditions. Upon closing of the announced Harborside transaction and stabilization of Haus25, multifamily will represent approximately 98% of Veris Residential's NOI, up from 39% around 18 months ago. Looking ahead, the sizable proceeds anticipated from Harborside 1, 2 and 3, in addition to potential further non-strategic asset sales, will provide the company with substantial liquidity as we approach the final stages of our transformation."

FINANCIAL HIGHLIGHTS
Net income (loss) available to common shareholders for the quarter ended September 30, 2022 was $(101.2) million, or $(1.10) per share, compared to $(28.3) million, or $(0.33) per share, for the quarter ended September 30, 2021.
FFO for the quarter ended September 30, 2022 was $9.4 million, or $0.09 per share, compared to $4.8 million, or $0.05 per share, for the quarter ended September 30, 2021.
For the third quarter 2022, Core FFO was $15.1 million, or $0.15 per share, compared to $17.5 million, or $0.17 per share, for the quarter ended September 30, 2021.

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the third quarter 2022. Please note that all presented per share amounts are on a diluted basis.

MULTIFAMILY PORTFOLIO HIGHLIGHTS
The Company’s 6,931-unit operating multifamily portfolio and Same Store 5,825-unit operating multifamily portfolio were 95.8% and 95.7% occupied, respectively, as of September 30, 2022.

Multifamily Blended Net Rental Growth Rate was 20% and Same Store Blended Net Rental Growth Rate was 19%.

Same Store NOI for the operating multifamily portfolio increased year-over-year by 20.8%, reflecting burn-off of existing concessions, increased revenue and reduction in controllable expenses. Same Store NOI quarter-over-quarter decreased by 2.1%, driven by the real estate tax increase in Jersey City, NJ.

The three lease-up properties that stabilized in the fourth quarter 2021, the Upton in Short Hills, NJ, Capstone in West New York, NJ, and RiverHouse 9 in Weehawken, NJ, contributed $4.2 million to NOI for the third quarter 2022, an increase of 8.7% compared to the prior quarter.

Multifamily Development
Haus25, a 750-unit property located at 25 Christopher Columbus in Jersey City, NJ was 83% leased and 76% occupied as of October 30, 2022. The property has signed 625 leases since commencing leasing on April 6, 2022 and contributed $2.9 million to NOI during the third quarter 2022.
OFFICE PORTFOLIO HIGHLIGHTS
As of September 30, 2022, the Company’s consolidated office portfolio, comprised of 4.3 million rentable square feet across six operational properties, was 72.4% leased, while the Waterfront office portfolio was 69.9% leased. The Company leased 2,300 square feet in the third quarter 2022.

TRANSACTION ACTIVITY
Office Dispositions
On September 21, 2022, the Company entered into an agreement to sell Harborside 1, 2, and 3 for an aggregate price of $420 million (subject to closing adjustments for several ongoing construction projects), which is expected to release approximately $350 million of net proceeds. On October 7, 2022, the Company completed the sale of 101 Hudson Street for $346 million, releasing approximately $90 million of net proceeds used to pay down the revolving credit facility.

BALANCE SHEET/CAPITAL MARKETS
As of September 30, 2022, the Company had a debt-to-undepreciated assets ratio of 46.6%. Total liquidity was $179 million, comprised of $38 million of unrestricted cash and $141 million of availability under the revolving credit facility. The drawn balance under the revolving credit facility was $109 million.

On November 2, 2022, the Company purchased a 1-year LIBOR cap for Haus25 loan of $300 million at a strike rate of 4.0%.

90% of the Company’s total debt portfolio (consolidated and unconsolidated) is hedged or fixed at a weighted average interest rate of 4.1% (excluding the revolving credit facility and mortgage on 101 Hudson Street, which was sold in the fourth quarter 2022, and including the Haus25 LIBOR cap) as of September 30, 2022. The debt portfolio has a weighted average maturity of 4.4 years.
ESG

Subsequent to the third quarter 2022, the Company earned a 5 Star rating for its performance in the 2022 Global Real Estate Sustainability Benchmark, or GRESB, the global ESG benchmark for real estate and infrastructure investments. The 5 Star rating, the highest rating offered for distinguished ESG leadership and performance, recognized Veris Residential for achieving a score among the highest 20% of all 1,820 participant companies worldwide.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION
An earnings conference call with management is scheduled for November 3, 2022 at 8:30 a.m. Eastern Time, and will be broadcast live via the Internet at: http://investors.verisresidential.com/corporate-overview.

The live conference call is also accessible by dialing (844) 825-9789 (domestic) or (412) 317-5180 (international) and requesting the Veris Residential third quarter 2022 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.’s website at http://investors.verisresidential.com/corporate-overview beginning at 10:30 a.m. Eastern Time on November 3, 2022.

A replay of the call will also be accessible November 3, 2022 through December 3, 2022 by calling (844) 512-2921 (domestic) or (412) 317-6671 (international) and using the passcode, 10170439.
Copies of Veris Residential, Inc.’s third quarter 2022 Form 10-Q and third quarter 2022 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website, as follows:

Third Quarter 2022 Form 10-Q:
http://investors.verisresidential.com/sec-filings
Third Quarter 2022 Supplemental Operating and Financial Data:
http://investors.verisresidential.com/quarterly-supplementals
In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES
Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined below.
For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the third quarter 2022.
FFO
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
Core FFO
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.
Blended Net Rental Growth Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.
ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http://www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.
In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants and residents will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Investors
Anna Malhari
Chief Operating Officer
investors@verisresidential.com
Media
Amanda Shpiner/Grace Cartwright
Gasthalter & Co.
212-257-4170
veris-residential@gasthalter.com

Veris Residential, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
REVENUES	2022	2021	2022	2021
Revenue from leases	$77,765	$70,683	$210,597	$202,270
Real estate services	886	2,628	2,693	7,747
Parking income	4,873	3,950	13,804	10,520
Hotel income	4,489	3,018	10,442	6,785
Other income	3,343	1,905	31,279	9,082
Total revenues	91,356	82,184	268,815	236,404

EXPENSES
Real estate taxes	14,900	11,764	39,432	35,393
Utilities	3,955	3,573	11,365	10,816
Operating services	20,565	17,135	57,671	51,400
Real estate services expenses	2,752	3,307	8,035	9,838
General and administrative	12,863	11,288	43,919	43,340
Transaction related costs	3	3,671	1,348	6,416
Depreciation and amortization	28,960	28,950	82,812	85,226
Property impairments	84,509	—	84,509	6,041
Land and other impairments, net	2,536	3,401	9,368	11,333
Total expenses	171,043	83,089	338,459	259,803

OTHER (EXPENSE) INCOME
Interest expense	(22,137)	(15,200)	(54,869)	(49,364)
Interest and other investment income (loss)	280	(4,731)	627	(4,619)
Equity in earnings (loss) of unconsolidated joint ventures	(304)	(1,724)	1,847	(2,831)
Realized gains (losses) and unrealized gains (losses) on disposition of rental property, net	(5,100)	(3,000)	(3,264)	521
Gain on disposition of developable land	—	—	57,748	111
Loss on sale of unconsolidated joint venture interests	—	(1,886)	—	(1,886)
Loss from extinguishment of debt, net	—	—	(6,418)	(46,735)
Total other income (expense)	(27,261)	(26,541)	(4,329)	(104,803)
Loss from continuing operations	(106,948)	(27,446)	(73,973)	(128,202)

Discontinued operations:
Income from discontinued operations	1,046	1,045	2,634	16,431
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	—	609	(4,440)	25,469
Total discontinued operations, net	1,046	1,654	(1,806)	41,900
Net income (loss)	(105,902)	(25,792)	(75,779)	(86,302)
Noncontrolling interests in consolidated joint ventures	726	1,137	2,484	3,670
Noncontrolling interests in Operating Partnership of income from continuing operations	10,420	2,962	8,356	13,084
Noncontrolling interests in Operating Partnership in discontinued operations	(97)	(150)	170	(3,809)
Redeemable noncontrolling interests	(6,365)	(6,471)	(19,168)	(19,413)
Net income (loss) available to common shareholders	$(101,218)	$(28,314)	$(83,937)	$(92,770)

Basic earnings per common share:
Income (loss) from continuing operations	$(1.11)	$(0.35)	$(0.96)	$(1.50)
Discontinued operations	0.01	0.02	(0.02)	0.42
Net income (loss) available to common shareholders	$(1.10)	$(0.33)	$(0.98)	$(1.08)

Diluted earnings per common share:
Income (loss) from continuing operations	$(1.11)	$(0.35)	$(0.96)	$(1.50)
Discontinued operations	0.01	0.02	(0.02)	0.42
Net income (loss) available to common shareholders	$(1.10)	$(0.33)	$(0.98)	$(1.08)

Basic weighted average shares outstanding	91,087	90,941	91,022	90,803

Diluted weighted average shares outstanding	100,378	99,975	100,215	99,870

Veris Residential, Inc.
Statements of Funds from Operations and Core FFO
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) available to common shareholders	$(101.218)	$(28,314)	$(83.937)	$(92,770)
Add (deduct): Noncontrolling interests in Operating Partnership	(10,420)	(2,962)	(8,356)	(13,084)
Noncontrolling interests in discontinued operations	97	150	(170)	3,809
Real estate-related depreciation and amortization on continuing operations (a)	31,254	31,229	89,698	91,657
Real estate-related depreciation and amortization on discontinued operations	99	448	790	2,150
Property impairments on continuing operations	84,509	—	84,509	6,041
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	—	—	—	(2)
Gain on sale from unconsolidated joint ventures	—	1,886	—	1,886
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	5,100	3,000	3,264	(521)
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	(609)	4,440	(25,469)
Funds from operations (b)	$9,421	$4,828	$90,238	$(26,303)

Add (Deduct):
(Gain) loss from early extinguishment of debt, net	—	—	6,418	46,735
Dead deal and post sales items in Other Income/expense	—	—	—	(2,957)
Dead deal and transaction-related costs	3	3,671	1,348	6,416
Land and other impairments	2,536	3,401	9,368	11,333
Loan receivable loss allowance	—	5,152	—	5,152
(Gain) on disposition of developable land	—	—	(57,748)	(111)
CEO and related management change costs	—	—	—	2,089
Severance/Rebranding costs	3,377	438	12,244	8,696
Lease breakage fee, net	—	—	(22,664)	—
Interest - derivative	$(211)	$—	$(213)	$—
Core FFO	$15,126	$17,490	$38,991	$51,050

Diluted weighted average shares/units outstanding (c)	100,378	99,975	100,215	99,870

Funds from operations per share/unit-diluted	$0.09	$0.05	$0.90	$(0.26)

Core funds from operations per share/unit diluted	$0.15	$0.17	$0.39	$0.51

Dividends declared per common share	$—	$—	$—	$—

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(5,752)	$(5,651)	$(11,244)	$(11,006)
Tenant improvements & leasing commissions (d)	(2,936)	(1,136)	(9,197)	(2,408)
Tenant improvements & leasing commissions on space vacant for more than a year	(3,379)	(5,479)	(19,277)	(14,635)
Straight-line rent adjustments (e)	(2,660)	(4,316)	3,967	(7,850)
Amortization of (above)/below market lease intangibles, net	(18)	(536)	(124)	(2,187)
Amortization of stock compensation	2,872	2,784	8,510	7,994
Amortization of lease inducements	37	(18)	112	(27)
Non real estate depreciation and amortization	283	325	933	979
Amortization of debt discount/(premium) and mark-to-market, net	—	—	—	231
Amortization of deferred financing costs	1,244	1,179	3,601	3,369

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2,577 and $2,605 for the three months ended September 30, 2022 and 2021, respectively and $7,819 and $7,413 for the nine months September 30, 2022 and 2021, respectively. Excludes non-real estate-related depreciation and amortization of $283 and $325 for the three months ended September 30, 2022 and 2021, respectively, and $933 and $979 for the nine months ended September 30, 2022 and 2021, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,615 and 8,708 shares for the three months ended September 30, 2022 and 2021, respectively and 8,633 and 8,758 shares for the nine months ended September 30, 2022 and 2021, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $5,942 and $6,642 for the three months ended September 30, 2022 and 2021, respectively and $10,060 and $14,831 for the nine months ended September 30, 2022 and 2021, respectively. Also includes the Company's share from unconsolidated joint ventures of $(195) and $687 for the three months ended September 30, 2022 and 2021, respectively and $(819) and $821 for the nine months ended September 30, 2022 and 2021, respectively.

Veris Residential, Inc.
Statements of Funds from Operations (FFO) and Core FFO per Diluted Share
(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) available to common shareholders	$(1.10)	$(0.33)	$(0.98)	$(1.08)
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.31	0.31	0.90	0.92
Real estate-related depreciation and amortization on discontinued operations	—	—	0.01	0.02
Property Impairment	0.84	—	0.84	0.06
Redemption value adjustment to redeemable noncontrolling interests	(0.01)	0.02	0.06	0.05
Gain on sale from unconsolidated joint ventures	—	0.02	—	0.02
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	0.05	0.03	0.03	(0.01)
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	(0.01)	0.04	(0.26)
Noncontrolling Interest/Rounding Adjustment	—	0.01	—	0.02
Funds from operations (b)	$0.09	$0.05	$0.90	$(0.26)

Add (Deduct):
(Gain) loss on extinguishment of debt	—	—	0.06	0.47
Dead deal and transaction costs	—	0.04	0.01	0.06
Land and other impairments	0.03	0.03	0.09	0.11
Dead deal and other post-sale items in other income/expense	—	—	—	(0.03)
(Gain) on disposition of developable land	—	—	(0.58)	—
Severance/Rebranding costs	0.03	—	0.12	0.09
CEO and related management change costs	—	—	—	0.02
Loan Receivable Allowance	—	0.05	—	0.05
Lease breakage fee, net	—	—	(0.23)	—
Rounding Adjustment	—	—	0.02	—
Core FFO	$0.15	$0.17	$0.39	$0.51

Diluted weighted average shares/units outstanding (c)	100,378	99,975	100,215	99,870

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $0.03 and $0.03 for the three months ended September 30, 2022 and 2021, respectively, and $0.10 and $0.09 for the nine months ended September 30, 2022 and 2021, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,615 and 8,708 shares for the three months ended September 30, 2022 and 2021, respectively and 8’633 and 8,758 shares for the nine months ended September 30, 2022 and 2021, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Veris Residential, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

ASSETS	September 30, 2022	December 31, 2021
Rental property
Land and leasehold interests	$492,456	$494,935
Buildings and improvements	3,341,381	3,375,266
Tenant improvements	112,071	106,654
Furniture, fixtures and equipment	96,882	100,011
	4,042,790	4,076,866
Less – accumulated depreciation and amortization	(611,759)	(583,416)
	3,431,031	3,493,450
Real estate held for sale, net	464,954	618,646
Net investment in rental property	3,895,985	4,112,096
Cash and cash equivalents	38,357	31,754
Restricted cash	25,702	19,701
Investments in unconsolidated joint ventures	129,575	137,772
Unbilled rents receivable, net	54,355	72,285
Deferred charges and other assets, net	109,781	151,347
Accounts receivable	2,337	2,363

Total assets	$4,256,092	$4,527,318
LIABILITIES AND EQUITY
Revolving credit facility and term loans	109,000	148,000
Mortgages, loans payable and other obligations, net	2,157,706	2,241,070
Dividends and distributions payable	110	384
Accounts payable, accrued expenses and other liabilities	80,618	134,977
Rents received in advance and security deposits	25,751	26,396
Accrued interest payable	5,931	5,760
Total liabilities	2,379,116	2,556,587

Commitments and contingencies

Redeemable noncontrolling interests	514,914	521,313

Equity:
Veris Residential, Inc. stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 91,083,837 and 90,948,008 shares outstanding	911	909
Additional paid-in capital	2,529,645	2,530,383
Dividends in excess of net earnings	(1,333,256)	(1,249,319)
Accumulated other comprehensive income (loss)	4,279	9
Total Veris Residential, Inc. stockholders’ equity	1,201,579	1,281,982

Noncontrolling interests in subsidiaries:
Operating Partnership	122,560	127,053
Consolidated joint ventures	37,923	40,383
Total noncontrolling interests in subsidiaries	160,483	167,436

Total equity	1,362,062	1,449,418

Total liabilities and equity	$4,256,092	$4,527,318